CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-190950 on Form S-1 of our report dated March 7, 2014, relating to the consolidated financial statements and financial statement schedule of Great-West Life & Annuity Insurance Company and subsidiaries (the “Company”), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 7, 2014